MOORE STEPHENS

ELLIS FOSTER LTD.

CHARTERED ACCOUNTANTS

1650 West 1st Avenue

Vancouver, BC Canada V6J 1G1

Telephone: (604) 737-8117 Facsimile: (604) 714-5916

Website: www.ellisfoster.com

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our Report of Independent Registered Public Accounting Firm dated January 10, 2005 on the balance sheet of Neoview Holdings Inc. (the "Company") as at December 31, 2004 and the related statements of stockholders' equity, operations and cash flows for the period from November 17, 2004 (inception) to December 31, 2004 in the Company's Registration Statement on Form SB-2 to be filed with the United States Securities and Exchange Commission in respect of the registration of 2,000,000 shares of the Company's common stock.

In addition, we consent to the reference to us under the heading "Experts" in the Registration Statement.

"MOORE STEPHENS ELLIS FOSTER LTD."

MOORE STEPHENS ELLIS FOSTER LTD.
Chartered Accountants

Vancouver, Canada

February 3, 2005

MSEFA partnership of incorporated professionals

An independently owned and operated member of Moore Stephens North America Inc., a member of Moore Stephens International Limited

- members in principal cities throughout the world